UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): June 8, 2026
______________________
Cibus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 450-0008
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
         Officers; Compensatory Arrangements of Certain Officers.

As the culmination of its previously announced succession planning strategy, the Board of Directors (the “Board”) of Cibus, Inc. (the “Company”) appointed Craig Wichner as the Company’s Chief Executive Officer on June 8, 2026. Concurrently with the appointment, Mr. Wichner resigned from the Board and from the Strategy Committee of the Board. Mr. Wichner joined the Company’s Board in November 2025.

Mr. Wichner, age 56, is the Founder and Managing Partner of Farmland LP (“Farmland”), a leading United States farmland investment management firm with more than $350 million in assets and over 19,000 acres under management. Mr. Wichner founded Farmland in 2009 to demonstrate that organic and regenerative farmland management can enhance both soil health and long-term investment performance. Prior to founding Farmland, Mr. Wichner founded and managed several technology and investment companies focused on data-driven business models and sustainable growth. Mr. Wichner previously served on the Board of Directors of BN Ranch, the successor company to Niman Ranch, which was acquired by Blue Apron Holdings, Inc. (NYSE: APRN). Mr. Wichner also manages private family real estate holdings. Mr. Wichner holds a Bachelor of Science degree in Biochemistry and Molecular Biology with a minor in Economics from the University of California, San Diego.

On June 8, 2026, Peter Beetham, who had been serving as Interim Chief Executive Officer since February 2025, returned to his role as the Company’s President and Chief Operating Officer. Dr. Beetham has served as the Company’s President and Chief Operating Officer since June 2023. Previously, Dr. Beetham served as Cibus Global’s Chief Executive Officer, Senior Vice President of Research and Development and in other executive capacities since he co-founded Cibus Global in 2001. Given the change in Dr. Beetham’s role, the Compensation Committee of the Board recommended, and the Board approved, a reduction in Dr. Beetham’s annual base salary for 2026 from $650,000 to $585,000. To facilitate the Chief Executive Officer transition and related Board transition designed to enhance the independence of the Board, Dr. Beetham resigned from the Board also effective June 8, 2026. Concurrently with the resignations of Mr. Wichner and Dr. Beetham as directors, the authorized number of directors was reduced to seven.

In connection with his appointment as Chief Executive Officer, the Company and Mr. Wichner entered into an Executive Employment Agreement (the “Employment Agreement”), dated as of June 8, 2026. The Employment Agreement was recommended by the Compensation Committee of the Board and approved by the Board.

Pursuant to the Employment Agreement, the Board established an initial base salary for Mr. Wichner of $650,000 and Mr. Wichner will be eligible for a discretionary annual bonus and annual incentive equity award, in each case, as determined by the Board or the Compensation Committee.

Mr. Wichner is eligible to participate in employee benefit plans, such as pension, profit sharing and other retirement plans, incentive compensation plans, disability and other insurance plans, and other employee welfare plans, in each case, in accordance with the employee benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

Mr. Wichner’s employment is at-will and may be terminated at any time for any reason. Upon termination of Mr. Wichner’s employment by Mr. Wichner for Good Reason or by the Company without Cause, Mr. Wichner will be entitled to continued payments of base salary for a period of eighteen months, vesting of that portion of Mr. Wichner’s stock options and other unvested equity that would have otherwise vested in such eighteen month period, payment of any annual bonus that has been earned but remains unpaid, and up to eighteen months of Company-paid COBRA premiums (collectively, the “Severance Benefits”).

If Mr. Wichner’s employment is terminated by Mr. Wichner for Good Reason or by Cibus without Cause in connection with a Change in Control, Mr. Wichner will be entitled to continued payment of base salary for a period of twenty-four months, payment of a lump sum equal to the higher of Mr. Wichner’s target annual bonus for the year of such termination and, if termination occurs in the second half of a fiscal year, the reasonably projected annual bonus for the termination year, full vesting of all of Mr. Wichner’s stock options and other unvested equity, and up to twenty-four months of Company-paid COBRA premiums (collectively, the “Change in Control Severance Benefits”). The receipt of Severance Benefits and Change in Control Severance Benefits, as applicable, will be subject to delivery of a release contemplated by the Employment Agreement.

On June 8, 2026, Mr. Wichner was granted a restricted stock unit (“RSU”) award with a grant date fair value of $1,100,000 and a stock option with a grant date fair value of $1,100,000 under the Company’s 2017 Omnibus Incentive Plan, as amended (the “Plan”) and subject to the Company’s current standard forms of RSU award and stock option agreements. Each of the RSU award and the stock option award will vest as to 25% of the shares underlying such award on each of the first four anniversaries of the grant date, subject to acceleration and forfeiture as described in the Employment Agreement and the forms of award agreements. The stock option award has an exercise price equal to Fair Market Value (as defined in the Plan) on the grant date and a ten year term.

Mr. Wichner previously entered into the Company’s standard indemnification agreement for directors and officers, the form of which is filed with the Company’s Annual Report on Form 10-K and remains in effect with respect to Mr. Wichner.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Mr. Wichner has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Wichner and any other persons pursuant to which Mr. Wichner is being appointed as Chief Executive Officer, and there are no family relationships between Mr. Wichner and any director or executive officer of the Company.

Item 7.01.     Regulation FD Disclosure.

On June 8, 2026, the Company issued a press release regarding the leadership changes described in Item 5.02, which is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release Issued by Cibus, Inc. June 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2026

CIBUS, INC.

	By:	/s/ Jason Stokes
	Name:	Jason Stokes
	Title:	Chief Administrative Officer